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                                                                    EXHIBIT 10.2



                                  CONFIDENTIAL
                             WEB POINTING AGREEMENT

         This Web Pointing Agreement (this "Agreement"), effective as of January 1, 2002 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and iVillage, Inc. ("Interactive Content Provider" or "ICP"), a Delaware corporation, with its principal offices at 512 Seventh Avenue, New York, NY 10018 (each a "Party" and collectively the "Parties"). Defined terms used but not defined in the body of the Agreement or in the Standard Terms shall be as defined on Exhibit A attached hereto.

1.       DISTRIBUTION; PROGRAMMING

         1.1 Link. Provided that ICP complies with all terms of this Agreement, AOL may provide a link to ICP's Internet site at http://www.iVillage.com (collectively, the "Linked Site") from one or more locations within the AOL Network. ICP shall ensure that the Linked Site complies with the Standard Terms described in Section 3 and with the Operating Standards set forth on Exhibit B attached hereto. The Linked Site shall contain no advertisements, links or pointers for any other Interactive Service.

         1.2 License. ICP hereby grants AOL a worldwide license to use, market, license, store, distribute, display, communicate, perform, transmit and promote the Linked Site and the Licensed Content (or any portion thereof) through such areas or features of the AOL Network as AOL deems appropriate.

         1.3 Content; Registration. ICP shall use reasonable efforts to provide meaningful amounts of Content to AOL Members prior to requiring AOL Members to go through a registration process (or any similar process). In any event, AOL Members shall not be required to go through a registration process (or any similar process) in order to access and use the Linked Site or the Licensed Content which is in any way more burdensome than the process that non-AOL Members must go through in order to access and use the Linked Site or the Licensed Content.

2.       TERM AND TERMINATION.

         2.1. Term. The initial term of this Agreement shall be nine (9) months from the Effective Date, provided that AOL may terminate this Agreement for any reason by providing thirty
                  (30) days prior written notice to ICP. ICP may terminate this Agreement at any time for any reason by providing thirty (30) days prior written notice to AOL; provided that AOL's rights hereunder shall continue for sixty (60) days after receipt of ICP's written notice of termination so that AOL can remove from the AOL Network any links to the Linked Site AOL has created and any Licensed Content AOL has displayed. Without limiting the foregoing, AOL shall make commercially reasonable efforts to remove from the AOL Network, within thirty (30) days after receipt of ICP's written notice of termination, any links to the Linked Site AOL has created and any Licensed Content AOL has displayed. This Agreement may be extended by mutual written agreement of the Parties.


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         2.2      Termination for Breach. Either Party may terminate this
                  Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof.

         2.3 Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

3. Standard Terms and Conditions. This Agreement incorporates by reference AOL's standard terms and conditions (the "Standard Terms"), including terms related to content, limitations of liability, disclaimers, indemnifications, use of AOL Member information and miscellaneous legal terms. The Standard Terms appear at keyword "Standard Web Pointing Terms3" on the U.S.-based America Online brand service and at http://mediaspace.aol.com/webpoint3.html. A hard copy of the Standard Terms will be provided to ICP upon request. ICP acknowledges that it has been provided an opportunity to review the Standard Terms and agrees to be bound by them. The Standard Terms incorporated by reference and the Technical Operating Standards set forth on Exhibit B attached hereto are hereby made a part of this Agreement.

4. Second Addendum. Nothing in this Agreement shall modify or invalidate that certain Second Addendum to the Interactive Services Agreement between the Parties effective as of February 20, 2000.

5. Cash Payment. ICP shall pay AOL one hundred eighty four thousand dollars ($184,000) on or before June 15, 2002.


         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement (including the Standard Terms incorporated by reference and the Technical Operating Standards set forth on Exhibit B) as of the Effective Date.



AMERICA ONLINE, INC.                      IVILLAGE, INC.


By:  /s/ Stephen E. Rinder                By: /s/ Steven A. Elkes
     -----------------------------            --------------------------------

Print Name:  Stephen E. Rinder            Print Name: Steven A. Elkes
             ---------------------                   -------------------------

Title:  Senior Vice President,            Title: Executive Vice President,
        Business Affairs and                     Operations and Business
        Development                              Affairs
        --------------------------               -----------------------------

Date:  6/18/02                            Date:  6/18/02
       ---------------------------               -----------------------------



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